SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 25, 2008

Date of report (Date of earliest event reported)

Viscorp, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11th Floor, South Tower, Jinjiang Times Garden

107 Jin Li Road West

Chengdu , P. R. China, 610072
 (Address of Principal Executive Offices)

+0086-028-86154737

(Issuer Telephone number)

627 Nevin Avenue, Sweickley, Pennsylvania 15143

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

Item 8.01

Other Events

We completed a private equity financing of $5,000,000 on January 25, 2008, with three accredited investors (the “Second Financing”).  Net proceeds from the Second Financing are approximately $4,497,000.  Pursuant to the Second Financing, we issued 50 Units consisting of an aggregate of (a) $5,000,000 10% Convertible Exchangeable Notes due on or before June 30, 2009 (the “Note”), (b) 5 year warrants to purchase 1,562,500 shares of our common stock at an exercise price of $2.50 per share (subject to adjustment) (the “Class A Warrant”), and (c) 7 year warrants to purchase 1,562,500 shares of our common stock at an exercise price of $3.00 per share (subject to adjustment) (the “Class B Warrant,” together with the Note and the Class A Warrant, the “Securities”).

In connection with the Second Financing, we granted warrants to purchase up to 500,000 shares of Common Stock with an exercise price of US$1.60, $2.50 and $3.00 per share to TriPoint Global Equities, LLC, the placement agent.  These warrants have the same terms as the Warrants issued to Investors and included in the Units.

In combination with the financing that we closed on January 16, 2008, as disclosed on a Current Report on Form 8-K that we filed with the SEC on January 18, 2008 (the “First Financing”), we raised a total of $15,225,000 from 27 accredited investors.  As a result of these two financings, we issued a total of 152.25 Units consisting of an aggregate of (a) $15,225,000 Notes, (b) Class A Warrants to purchase up to 4,757,814 shares of our common, and (c) Class B Warrants to purchase up to 4,757,814 shares of our common stock (the “Financings”).  We are obligated to file a registration statement on or before February 14, 2008, providing for the resale of the shares of common stock underlying the Securities issued pursuant to the Financings.

All of the investors received the same securities; however, the documents originally issued were amended and restated due to negotiations with the three investors of the Second Financing.  All of the investors from the First Financing agreed to replace their original documents with the amended and restated documents.   The most significant changes are stated below, but copies of the amended and restated documents are filed as exhibits to this Form 8-K and are incorporated in their entirety herein; the description included herein is modified by such reference.

•

The dividend payable on the Series A Preferred Stock is payable (at the Company’s option) in additional shares of Common Stock, valued at $1.60 per share rather than at the lower of $1.60 and the 20-day VWAP;

•

A Series A Preferred Stockholder may not convert his/her Series A Preferred Stock, to the extent that after giving effect to such exercise, such person, together with his/her affiliates, would beneficially own in excess of 9.9% or 4.99%, depending upon the holder’s agreement, of the then outstanding shares of our Common Stock; however, the holder is entitled to waive this cap upon 61 days notice to us.  There was no such previous cap on conversions in the original Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock (the “Designation”);

•

The following changes were made to the Share Escrow Agreement, pursuant to which the Raygere Stockholders placed an aggregate of 2,410,283 shares of Common Stock they own into escrow for the benefit of the Investors in the event we fail to achieve certain net income levels: (i) by reason of the increase in fully diluted equity, the 2008 Target EPS was reduced to $0.16 per share and the 2009 Target EPS was reduced to $0.20 per share; and, (ii) corresponding adjustments were made in the calculations of Fully-Diluted EPS in fiscal 2008 and 2009;

•

The restated Purchase Agreement provides that for three years from the Closing, members of our senior management may not receive stock options that total more than 10% of the aggregate number of shares of our Common Stock that is outstanding at the date of issuance of the options;

•

The Note, the Designation and the Warrants were modified to exclude from the anti-dilution provisions, the issuance of shares of Common Stock upon conversion of the Note or the Series A Preferred Stock or upon exercise of the Warrants issued pursuant to the Financings;

•

The anti-dilution adjustment provisions of the Warrants were modified to provide Investors with added protection against dilution in the event of a recapitalization, consolidation, merger or sale of the Company or substantially all of our assets in a transaction whereby a transfer of control over the ability to elect the board of directors shall occur; provided, that no adjustment will be made to the Warrant Shares if the sale of control transaction is accretive (and not dilutive) to shareholders in that the consideration received or receivable by the Company or its stockholders has a fair market value equal to or in excess of the Exercise Price of the Warrants then in effect; and

•

The holders of Series A Preferred Stock were granted the right to vote with the holders of Common Stock on an “as converted basis” in connection with any proposal submitted to stockholders for a merger, consolidation or sale of all or substantially all of the assets of the Company.

The net proceeds from the Financings are to be used for working capital and general corporate purposes.

As a result of the Share Exchange we consummated on January 16, 2008 and the Financings, on a fully-diluted basis (giving effect to the conversion of all outstanding convertible notes and preferred stock and the exercise of all outstanding warrants and options) we will have 35,140,953 shares of Common Stock issued and outstanding.  Of that amount, the Raygere Stockholders will own 36.40% of the outstanding shares, existing stockholders of our Company prior to the Share Exchange will own 5.11% of the outstanding shares, and the 58.49% balance of our fully-diluted Common Stock will be held by investors in the Financing.

The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing information has been disclosed herein as it is material to the private equity financing and should not be construed as an offer to sell or solicitation of an offer to buy our securities.

We also want to amend certain disclosure regarding the Share Transfer Agreement we described in the Form 8-K that we filed on January 18, 2008, as we inadvertently failed to update the exercise prices prior to filing.  The correct exercise prices of the options issuable pursuant to that certain Share Transfer Agreement dated January 16, 2008, between Stewart Shiang Lor and the executive officers and management team of Chengdu Tianyin Pharmaceutical Co., Ltd., our wholly owned subsidiary located in Chengdu, Sichuan Province of the People’s Republic of China that operates our business, range from $ $1,293 to $660,975.  All other terms of the options as disclosed in the January 18, 2008 8-K remain the same.

Item 9.  Financial Statements and Exhibits.

4.1	Form of Securities Purchase Agreement, dated as of January 25, 2008

4.2	Form of Note dated as of January 25, 2008

4.3	Form of Registration Rights Agreement, dated as of January 25, 2008.

4.4	Form of Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock

4.5	Form of Class A Warrant

4.6	Form of Class B Warrant

10.4	Form of Share Escrow Agreement, dated as of January 25, 2008

9.99	Press Release of Viscorp Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISCORP, INC.

By:  /s/  Guoqing Jiang

      Name:  Guoqing Jiang

      Title:   Chairman and Chief Executive Officer

Date:  January 28, 2008